CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) of Sound Point Direct Lending BDC (the “Registrant”).

I, Andrew Eversfield, the Chief Executive Officer and Principal Executive Officer of the Registrant, certify that, to the best of my knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	August 14, 2026

By:	/s/ Andrew Eversfield
Andrew Eversfield (Principal Executive Officer)
Chief Executive Officer